Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Second Quarter 2023 Results

Company delivers strong quarterly results realizing significant revenue growth and gross margin expansion

Raises guidance for fiscal year 2023

CHICAGO, August 7, 2023-- FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer of railroad freight cars, today reported results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•
Revenues of $88.6 million on 760 railcar deliveries, up 56% compared to revenues of $56.8 million on 468 railcar deliveries in the second quarter of 2022
•
Gross margin of 14.6% with gross profit of $13.0 million, compared to gross margin of 11.6% with gross profit of $6.6 million in the second quarter of 2022
•
Net loss of ($18.9) million, or ($0.73) per share and Adjusted Net income of $2.7 million, or $0.02 per share, accounting primarily for non-cash items associated with the loss on debt extinguishment and change in fair market value of warrant liability
•
Adjusted EBITDA of $8.0 million, compared to Adjusted EBITDA of $2.3 million in the second quarter of 2022
•
Railcar orders of 381 in the second quarter and 2,341 for the first half of the year, with quarter-end backlog totaling 3,288 railcars for an aggregate value of approximately $382 million
•
FY23 Adjusted EBITDA guidance raised to $18 - $22 million from prior guidance of $15 - $20 million

Jim Meyer, President and Chief Executive Officer of FreightCar America, commented, “FreightCar America finished an impressive quarter, with revenues up 56% year-over-year and gross margins of 14.6%. These results were fueled by our steadfast commitments to achieving the highest levels of customer satisfaction and operational excellence, and building a world-class manufacturing campus in Castaños, Mexico. The multi-year project to construct the campus is scheduled to be completed this August, after which we will have four production lines available and even more opportunities to differentiate ourselves within the industry.”

Meyer continued, “Consistent with our commitments, we announced the addition of Nick Randall as FreightCar America’s first Chief Operating Officer during the quarter. Nick brings a wealth of experience and will be a great asset as we continue to lay the groundwork for our future. Lastly, we completed the previously announced financing transaction during the quarter to replace our term loans with a preferred share offering. This transaction further strengthened our balance sheet and provides us with additional flexibility as we focus on the future and growth.”

Fiscal Year 2023 Outlook

The Company has raised its outlook for fiscal year 2023 as follows:

	Fiscal 2023 Outlook	Year-over-Year Growth at Midpoint
Revenue	$400 - $430 million	13.8%
Adjusted EBITDA	$18 - $22 million	137.8%
Railcar Deliveries	3,400 - 3,700 Railcars	11.5%

Mike Riordan, Chief Financial Officer of FreightCar America, added, “Market demand for our railcars remains strong. While new orders were lower than anticipated for the quarter, this was primarily a function of timing. With our order backlog fully booked for 2023, we are raising our previously stated full year Adjusted EBITDA guidance range from between $15 million and $20 million to between $18 million and $22 million. Despite foreign currency headwinds alongside the broader macro environment, we are making great progress in improving our margins. Increased profitability combined with our robust backlog and a stronger balance sheet, FreightCar America is positioned to execute as we head into the second half of the fiscal year and beyond.”

Second Quarter 2023 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, August 8, 2023 at 11:00 a.m. (ET) to discuss its second quarter 2023 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call via the following live and recorded methods:

Live Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1625284&tp_key=18422c6ac0

Recorded Webcast: A recorded webcast will be available until Wednesday, August 23, 2023 on FreightCar America’s website following the conference call date at: https://investors.freightcaramerica.com/news-events/event-calendar/

Teleconference: Dial-in numbers for the live Conference Call are (877) 407-0789 or (201) 689-8562; Passcode 13740188. Please call in at least 10 minutes prior to the start time of the call. An audio replay may be accessed at (844) 512-2921 or (412) 317-6671; Passcode: 13740188.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; potential financial and operational impacts of the COVID-19 pandemic; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$11,999	$37,912
Accounts receivable, net of allowance for doubtful accounts of $179 and $126 respectively	21,493	9,571
VAT receivable	1,421	4,682
Inventories, net	88,769	64,317
Assets held for sale	—	3,675
Related party asset	1,308	3,261
Prepaid expenses	15,650	5,470
Total current assets	140,640	128,888
Property, plant and equipment, net	26,624	23,248
Railcars available for lease, net	7,070	11,324
Right of use asset operating lease	1,221	1,596
Right of use asset finance lease	32,160	33,093
Other long-term assets	529	1,589
Total assets	$208,244	$199,738

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$41,778	$48,449
Related party accounts payable	1,213	3,393
Accrued payroll and other employee costs	3,641	4,081
Accrued warranty	1,632	1,940
Customer deposits	19,644	—
Current portion of long-term debt	22,293	40,742
Other current liabilities	6,684	7,380
Total current liabilities	96,885	105,985
Long-term debt, net of current portion	—	51,494
Warrant liability	40,714	31,028
Accrued pension costs	1,176	1,040
Lease liability operating lease, long-term	1,694	1,780
Lease liability finance lease, long-term	32,913	33,245
Other long-term liabilities	563	3,750
Total liabilities	173,945	228,322

Commitments and contingencies
Mezzanine equity
Series C Preferred stock, $0.01 par value, 85,412 shares authorized, 85,412 and 0 shares issued and outstanding on June 30, 2023 and December 31, 2022, respectively. Liquidation value $87,023,723 and $0 on June 30, 2023 and December 31, 2022, respectively.	83,253	—

Stockholders’ deficit
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at June 30, 2023 and December 31, 2022)	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized, 17,899,191 and 17,223,306 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	210	203
Additional paid-in capital	92,633	89,104
Accumulated other comprehensive income	1,099	1,022
Accumulated deficit	(142,896)	(118,913)
Total stockholders' deficit	(48,954)	(28,584)
Total liabilities, mezzanine equity and stockholders’ deficit	$208,244	$199,738

FreightCar America, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenues	$88,596	$56,786	$169,595	$150,022
Cost of sales	75,641	50,197	149,155	133,375
Gross profit	12,955	6,589	20,440	16,647
Selling, general and administrative expenses	5,851	4,053	12,239	14,766
Gain on sale of railcars available for lease	622	—	622	—
Operating income	7,726	2,536	8,823	1,881
Interest expense	(4,351)	(5,757)	(10,951)	(11,462)
(Loss) gain on change in fair market value of Warrant liability	(6,755)	18,746	(6,142)	(1,984)
Loss on extinguishment of debt	(14,880)	—	(14,880)	—
Other (expense) income	(69)	661	(105)	2,157
(Loss) income before income taxes	(18,329)	16,186	(23,255)	(9,408)
Income tax provision	560	1,647	671	1,900
Net (loss) income	$(18,889)	$14,539	$(23,926)	$(11,308)
Net (loss) income per common share – basic	$(0.73)	$0.58	$(0.93)	$(0.47)
Net (loss) income per common share – diluted	$(0.73)	$0.58	$(0.93)	$(0.47)
Weighted average common shares outstanding – basic	28,113,825	24,499,784	27,552,297	23,994,327
Weighted average common shares outstanding – diluted	28,113,825	24,499,784	27,552,297	23,994,327

FreightCar America, Inc.

Segment Data

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Manufacturing	$85,724	$53,606	$163,323	$143,731
Corporate and Other	2,872	3,180	6,272	6,291
Consolidated revenues	$88,596	$56,786	$169,595	$150,022

Operating income:
Manufacturing	$11,769	$4,900	$17,397	$13,416
Corporate and Other	(4,043)	(2,364)	(8,574)	(11,535)
Consolidated operating income	$7,726	$2,536	$8,823	$1,881

FreightCar America, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(23,926)	$(11,308)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	2,105	2,060
Non-cash lease expense on right-of-use assets	1,307	636
Recognition of deferred income from state and local incentives	—	(2,507)
Loss on change in fair market value for Warrant liability	6,142	1,984
Stock-based compensation recognized	(191)	1,490
Non-cash interest expense	7,593	7,472
Loss on extinguishment of debt	14,880	—
Other non-cash items, net	(472)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11,922)	(13,917)
VAT receivable	2,963	16,940
Inventories	(25,110)	(16,926)
Accounts and contractual payables	(6,050)	3,525
Lease liability	(1,991)	(954)
Customer deposits	19,644	15,406
Other assets and liabilities	(10,548)	(6,297)
Net cash flows used in operating activities	(25,576)	(2,396)

Cash flows from investing activities
Purchase of property, plant and equipment	(4,954)	(2,808)
Proceeds from sale of property, plant and equipment and railcars available for lease, net of selling costs	8,356	—
Net cash flows provided by (used in) investing activities	3,402	(2,808)

Cash flows from financing activities
Proceeds from issuance of preferred shares, net of issuance costs	13,339	—
Borrowings on revolving line of credit	89,223	49,282
Repayments on revolving line of credit	(105,882)	(48,770)
Employee stock settlement	(106)	(13)
Payment for stock appreciation rights exercised	(6)	(4)
Financing lease payments	(307)	—
Net cash flows (used in) provided by financing activities	(3,739)	495
Net decrease in cash and cash equivalents	(25,913)	(4,709)
Cash, cash equivalents and restricted cash equivalents at beginning of period	37,912	26,240
Cash, cash equivalents and restricted cash equivalents at end of period	$11,999	$21,531

Supplemental cash flow information
Interest paid	$3,319	$3,990
Income taxes paid	$1,516	$839

Non-cash transactions
Change in unpaid construction in process	$332	$(8)
Accrued PIK interest paid through issuance of PIK Note	$3,161	$722
Issuance of preferred shares in exchange of term loan	$72,607	$—
Issuance of warrants	$3,010	$8,560
Issuance of equity fee	$685	$2,000

FreightCar America, Inc.

Reconciliation of (loss) income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

(Loss) income before income taxes	$(18,329)	$16,186	$(23,255)	$(9,408)
Depreciation & Amortization	$1,033	1,036	$2,105	2,060
Interest Expense, net	$4,351	5,757	$10,951	11,462
EBITDA	(12,945)	22,979	(10,199)	4,114

Change in Fair Value of Warrant (a)	6,755	(18,746)	6,142	1,984
Loss on Debt Extinguishment (b)	14,880	-	14,880	-
Alabama Grant Amortization (c)	-	-	-	(1,857)
Consulting Costs (d)	-	412	-	762
Corporate Realignment (e)	-	1,075	-	1,260
Gain on Sale of Railcars Available for Lease	(622)		(622)
Stock Based Compensation	(100)	(2,754)	(191)	1,490
Other, net	69	(661)	105	(2,157)
Adjusted EBITDA	$8,037	$2,305	$10,115	$5,596

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin (loss).
d)
The Company incurred certain non-recurring consulting costs during the first quarter of 2022.
e)
The Company incurred certain non-recurring corporate realignment costs in 2022.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net (loss) income and Adjusted Net (loss) income(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss)	$(18,889)	$14,539	$(23,926)	$(11,308)

Change in Fair Value of Warrant (a)	6,755	(18,746)	6,142	1,984
Loss on Debt Extinguishment (b)	14,880	-	14,880	-
Alabama Grant Amortization (c)	-	-	-	(1,857)
Consulting Costs (d)	-	412	-	762
Corporate Realignment (e)	-	1,075	-	1,260
Stock Based Compensation	(100)	(2,754)	(191)	1,490
Other, net	69	(661)	105	(2,157)
Total non-GAAP adjustments	21,604	(20,674)	20,936	1,482
Income tax impact on non-GAAP adjustments (f)	-	(26)	-	(48)
Adjusted Net income (loss)	$2,715	$(6,161)	$(2,990)	$(9,874)

(1) Adjusted net loss represents net loss before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin (loss).
d)
The Company incurred certain non-recurring consulting costs during the first quarter of 2022.
e)
The Company incurred certain non-recurring corporate realignment costs in 2022.
f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted net loss is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net loss is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net loss in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net loss is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

EPS	$(0.73)	$0.58	$(0.93)	$(0.47)

Change in Fair Value of Warrant (a)	0.24	(0.81)	0.22	0.08
Loss on Debt Extinguishment (b)	0.54	-	0.54	-
Alabama Grant Amortization (c)	-	-	-	(0.08)
Consulting Costs (d)	-	0.01	-	0.03
Corporate Realignment (e)	-	0.04	-	0.05
Stock Based Compensation	(0.02)	(0.12)	(0.02)	0.06
Other, net	(0.01)	(0.03)	(0.01)	(0.09)
Total non-GAAP adjustments pre-tax per-share	0.75	(0.91)	0.73	0.05
Income tax impact on non-GAAP adjustments per share (f)	-	-	-	-
Adjusted EPS	$0.02	$(0.33)	$(0.20)	$(0.42)

(1) Adjusted EPS represents basic EPS before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin (loss).
d)
The Company incurred certain non-recurring consulting costs during the first quarter of 2022.
e)
The Company incurred certain non-recurring corporate realignment costs in 2022.
f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.